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                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                                 EXHIBIT II


                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------



                                                       Three Months Ended
                                                           January 31,
                                                    2 0 0 0           1 9 9 9
                                                    -------           -------

Basic earnings:
  Net loss                                        $ (755,873)       $ (200,357)
                                                  ----------        ----------

Shares:                                            2,141,801         2,141,801
  Warrants to consultants                                 --                --
  Employee stock options                                  --                --
  Consultant stock options                                --                --
                                                  ----------        ----------

Total weighted shares outstanding                  2,141,801         2,141,801
                                                  ----------        ----------

Basic earnings per common share                   $     (.35)       $     (.09)
                                                  ==========        ==========

Diluted earnings:
  Net loss                                        $ (755,873)       $ (200,357)
                                                  ==========        ==========

Shares:
  Weighted common shares outstanding               2,141,801         2,141,801
  Warrants to consultants                                 --                --
  Employee stock options                                  --                --
  Consultant stock options                                --                --
                                                  ----------        ----------

Total weighted shares outstanding                  2,141,801         2,141,801
                                                  ----------        ----------

Diluted earnings per common share                 $     (.35)       $     (.09)
                                                  ==========        ==========


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